UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 21, 2014

FEDERAL HOME LOAN BANK OF BOSTON
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51402	04-6002575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street, 9th Floor
Boston, MA 02199
(Address of principal executive offices, including zip code)
(617) 292-9600
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2014, the board of directors (the Board) of the Federal Home Loan Bank of Boston (the Bank) declared certain individuals elected in the Bank’s 2014 election of directors (the Annual Director Election) with each term to begin January 1, 2015. The Board is constituted of member and independent directors who are elected by the Bank’s members, as discussed under Item 10— Directors, Executive Officers, and Corporate Governance of the Bank’s 2013 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 24, 2014 (the 2013 Annual Report).

The Board declared the following individuals elected as member directors (collectively, the Member Directors-elect):

•
Gregory R. Shook, president and chief executive officer of Essex Savings Bank, Essex Connecticut, elected to fill a member directorship designated for the State of Connecticut for a two-year term ending December 31, 2016; and

•
Stephen R. Theroux, president and chief executive officer of Lake Sunapee Bank, Newport, New Hampshire, elected to fill a member directorship designated for the State of New Hampshire for a four-year term ending December 31, 2018.

In addition, after reviewing the results of the independent director election, the Board declared the following individuals elected as independent directors (together with the Member Directors-elect, the Directors-elect, each for a four-year term ending December 31, 2018):

•
Joan Carty, president and chief executive officer of Housing Development Fund, an incumbent director currently serving on the Board’s executive, housing and community development, and human resources and compensation committees, re-elected to fill an independent public interest directorship.

•
Patrick E. Clancy, former president and chief executive officer of The Community Builders and current independent affordable housing consultant and developer, an incumbent director currently serving on the Board’s housing and community development, risk, and ad hoc remediation committees, re-elected to fill an independent public interest directorship.

The Board has not yet determined on which committees the Directors-elect will serve in 2015.

These elections took place in accordance with the rules governing the election of Federal Home Loan Bank directors specified in the Federal Home Loan Bank Act of 1932 (the Act) and the related regulations of the Federal Housing Finance Agency (FHFA). For a description of the Bank’s director election process, see Item 10 — Directors, Executive Officers, and Corporate Governance of the 2013 Annual Report.

Pursuant to the FHFA’s regulations governing director elections, the Bank also requested nominations from its Vermont members in order to hold an election to fill the Vermont directorship that will become vacant on January 1, 2015, upon the expiration of the third consecutive term of the Bank’s current Vermont director, Peter F. Crosby. That nomination process did not result in any candidates for the Vermont directorship. Pursuant to FHFA regulations, such directorship will be deemed vacant as of January 1, 2015, and such vacancy will be filled by the Bank’s Board of Directors. The Board is in the process of identifying candidates from among the officers and directors of its Vermont members, and expects to fill the vacancy over the next few months.

The Bank is a cooperative and conducts business primarily with its members, who are required to own capital stock in the Bank as a prerequisite to transacting certain business with the Bank. Subject to the Act and FHFA regulations, the Bank may conduct business with members whose officers or directors serve on the Board, including:

•	extending credit in the ordinary course of business to such members, on market terms that are no more favorable to such members than the terms of comparable transactions with other members;

•	purchasing short- and long-term investments, at market rates, from such members or their affiliates;

•	placing consolidated obligations (the Bank’s primary source of debt to fund its activities) using underwriters and dealers that may be affiliates of such members;

•	entering into interest-rate-exchange agreements with such members or their affiliates as counterparties; and

•	providing affordable housing benefits in conjunction with such members, or affiliates of such members.

All of the foregoing transactions are made in the ordinary course of the Bank’s business and are subject to the same Bank policies as transactions with the Bank’s members, housing associates, and third parties generally. For further information, see Item 13 — Certain Relationships and Related Transactions, and Director Independence of the 2013 Annual Report. Pursuant to FHFA regulation, the Bank’s member directors, including the Member Directors-elect, serve as officers or directors of Bank members.
The Bank expects to compensate the Directors-elect in accordance with the 2015 Bank’s Director Compensation Policy (the 2015 Director Compensation Policy), which policy is discussed below under “The 2015 Director Compensation Policy.”

The 2015 Director Compensation Policy

On October 24, 2014, the Board adopted the 2015 Director Compensation Policy. Certain details of the 2015 Director Compensation Policy are set forth in the following table.

	2015 Director Compensation

Fee per board meeting
Chair of the board	$11,250
Vice chair of the board and committee chairs	9,450
All other board members	8,500

Fee per committee meeting (committee members only)	2,250
Fee per telephonic conference call meeting	1,500

Annual maximum fees
Chair of the board	85,000
Vice chair of the board and committee chairs	72,500
All other board members	65,000

Annual maximum for spouse/guest travel expenses (perquisites)*
Chair of the board	2,000
Vice chair of the board	2,000
All other board members, including committee chairs	1,000	**

Annual maximum compensation amounts, including fees and perquisites
Chair of the board	87,000
Vice chair of the board	74,500
Committee chairs	73,500	**
All other board members	66,000	**

*Costs paid/reimbursed by the Bank related to the attendance by a director’s spouse/guest at certain Bank or Federal Home Loan Bank System events.

**Directors who attend meetings of the Council of FHLBanks as a substitute for the Chair or Vice Chair may receive reimbursement for spouse/guest expenses relating to attendance at such meetings, even if such reimbursement, when combined with other spouse/guest expenses, would exceed these maximums.

The foregoing description of the 2015 Director Compensation Policy is qualified in its entirety by reference to the copy of the 2015 Director Compensation Policy included herein as Exhibit 10.1 and incorporated herein by reference.

Directors are entitled to participate in the Bank's nonqualified, unfunded deferred compensation plan, under which each Bank director has the opportunity to defer all or a portion of the amount of his or her compensation.

Each director will be reimbursed for reasonable travel, subsistence and other related expenses incurred in connection with the performance of his/her duties. In addition, the Bank may pay expenses of a director’s spouse or guest for attendance at Bank or Federal Home Loan Bank System events, up to the maximum amounts specified above. Such amounts are considered taxable perquisites, absent unusual circumstances.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Director Election was conducted by mail. No in-person meeting of the members was held in connection with the Annual Director Election. On October 21, 2014, the day after the ballot receipt deadline, the Bank tallied the preliminary voting results for the Annual Director Election, which the Board declared final as described in Item 5.02 of this Current Report. Complete voting results are included in the Bank's two letters to its members dated October 24, 2014 attached as Exhibits 99.1 and 99.2 to this Current Report.

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The information contained in Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

Exhibit Numbers:
10.1 2015 Director Compensation Policy
99.1: Letter to members reporting member director election results dated October 24, 2014.
99.2: Letter to members reporting independent director election results dated October 24, 2014.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 24, 2014	Federal Home Loan Bank of Boston
By:/s/ Frank Nitkiewicz
Frank Nitkiewicz
Executive Vice President and Chief Financial Officer